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                                 EXHIBIT 10 (G)


                          CONSULTING SERVICES AGREEMENT


         THIS AGREEMENT entered into as of the 7th day of December, 1999, by and between PERRIGO COMPANY, a Michigan corporation with principal offices at 117 Water Street, Allegan, Michigan 49010 (herein "Perrigo"), and F. FOLSOM BELL, of 5528 Nakoma Drive, Dallas Texas 75209 (herein "Bell"); WITNESSETH:

         WHEREAS the Company desires to retain the services of Bell to assist them in analyzing, evaluating, and negotiating certain designated merger and acquisition transactions and to provide such other consulting services as may be requested by the Company from time to time and Bell has agreed to provide such services during the term, for the fees, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and subject to the conditions contained herein, Perrigo and Bell agree as follows:

         1. Term. The term of this Agreement shall be one (1) year commencing on January 1, 2000, and terminating on December 31, 2000. Thereafter this Agreement shall continue in full force and effect until terminated in writing by either party which in the case of Bell shall require thirty (30) days notice to be given to Perrigo and in the case of Perrigo, shall require six (6) months notice to be given to Bell.

         2. Consulting Services. During the term of this Agreement, Bell agrees to devote such time, up to substantially all of his working time, as may be required, to




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provide consulting services on matters relating to acquisitions and mergers and on such other corporate and operational matters, including, but not limited to, general financial matters, strategic issues, and international operations, as his services may be requested. Bell shall report to the Chief Executive Officer ("CEO") of Perrigo during the term of this Agreement and all requests for Bell's services shall be initiated by the CEO.

         Perrigo agrees to provide to Bell sufficient consulting assignments to guarantee to Bell a minimum of 100 hours of consulting services each month during the term of this Agreement or, in lieu thereof, to pay him the minimum monthly consulting fee provided for in Section 3 below.

         The consulting services contemplated by this Agreement shall be performed at such locations, including Perrigo's corporate offices in Allegan, Michigan, as Perrigo may designate from time to time. During Bell's presence at Perrigo's corporate offices he will be provided, at no cost to him, appropriate office space and administrative support (including specifically administrative and secretarial assistance) as may be required to enable him to successfully complete his assigned work.

         3. Consulting Fees and Expenses. For his consulting services hereunder, Perrigo shall pay Bell on a monthly basis the greater of (i) that amount determined by multiplying the total number of hours of service performed by Bell during the month by Two Hundred Dollars ($200.00) or (ii) Twenty Thousand Dollars ($20,000.00). Notwithstanding the preceding, if Bell fails to perform at least one



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hundred (100) hours of services in any month because he declines to perform any services assigned to him or is unavailable to do so (whether because of sickness or absence on vacation or for any other reason) then, for such month, he shall only be paid the amount determined pursuant to (i) above.

         Bell shall also be reimbursed for all reasonable expenses incurred by him in connection with his performance of consulting services hereunder. Such expenses shall include travel, hotel, and meal (dinner only) expenses and other direct out-of-pocket expenses incurred by Bell but shall not include office or administrative expenses (including any administrative assistant that he may elect to retain) incurred by Bell in connection with a separate office maintained by Bell in Dallas, Texas, or elsewhere.

         The consulting fees and expenses shall be paid and reimbursed to Bell within fifteen (15) days from the date of receipt by Perrigo of Bell's invoice.

         4. Early Termination. This Agreement may or shall be, as the case may be, terminated prior to the normal expiration date as follows:

            (a.) By Bell on thirty (30) days prior written notice to Perrigo.

            (b.) By Perrigo in the event of the continued refusal by Bell to perform services reasonably assigned to him by the CEO that are of the type described in Section 2 above. A termination by Perrigo under this subsection (b.) may not take place unless and until written notice is given to Bell specifying the basis for the proposed termination and Bell is provided a period of ten (10)


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                 days in which to commence performance of the services that are the subject of the proposed termination.

            (c.) By either party on written notice to the other party in the event of action taken or the conduct of one of the parties that materially damages the business reputation of the party terminating the Agreement.

            (d.) By either party by written notice to the other party in the event of the filing of a voluntary petition in bankruptcy by the other party or the filing by a third party of a petition in bankruptcy against such other party that is not dismissed within sixty (60) days from the date of filing.

            (e.) The death or physical or mental disability of Bell (which shall be defined as the inability of Bell to perform any services under this Agreement for a period of sixty (60) days because of injury or physical or mental illness as determined by the Board of Directors of Perrigo).

         In the event of an early termination of this Agreement pursuant to this
Section 4, the rights and duties of the parties hereto shall cease as of the date of such termination and neither party shall have any further obligation to the other party hereunder from and after such date.


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         5. Relationship of the Parties. The relationship between Perrigo and
Bell will be that of principal and agent; provided, however, that except as otherwise provided by Perrigo in writing, Bell is not granted authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Perrigo, or to bind Perrigo in any manner whatsoever. As a consultant, Bell will not participate in any of the employee benefit plans offered by Perrigo and Perrigo shall not withhold any local, state, or federal taxes from the payments made to Bell under this Agreement, all tax liability in respect of Bell's receipt of compensation hereunder being the sole and exclusive responsibility of Bell.

         6. Indemnification. In consideration for Bell's agreement to provide consulting services to Perrigo under this Agreement, Perrigo agrees to and has on the date hereof entered into an Indemnification Agreement with Bell in the form of the Agreement attached hereto as Exhibit 1, under and pursuant to which Perrigo agrees to indemnify Bell and to provide to him in advance all amounts reasonably incurred by him in the manner contemplated thereunder. The obligation of Perrigo under this Section 5 shall survive the termination of this Agreement.

         7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed postage prepaid:

            (a)  If to Bell:

                 F. Folsom Bell
                 5528 Nakoma Drive
                 Dallas, Texas 75209


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            (b)  If to Perrigo:

                 Perrigo Company
                 117 Water Street
                 Allegan, Michigan 49010
                 Attention:  Chief Executive Officer

         8. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         9. Governing Law. This Agreement shall be governed by the laws of the state of Michigan.

         THIS AGREEMENT EXECUTED as of the day and year first above written.

                                         PERRIGO COMPANY


                                         By
                                           ------------------------------------

                                         Its
                                            -----------------------------------




                                         --------------------------------------
                                         F. Folsom Bell


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                                    EXHIBIT 1

                               INDEMNITY AGREEMENT


         AGREEMENT made as of the 7th day of December, 1999, by and among PERRIGO COMPANY, a Michigan corporation ("Perrigo") and F. FOLSOM BELL ("Indemnitee") with respect to the following:

                              W I T N E S S E T H :
         WHEREAS Perrigo desires to retain Indemnitee as a consultant to provide assistance to Perrigo in connection with merger and acquisition matters and in connection with such other matters, including, but not limited to, general financial matters, strategic issues, and international operations as Perrigo may request from time to time; and

         WHEREAS Indemnitee has agreed to provide to Perrigo the consulting services requested of him provided that, in part, Perrigo agrees to indemnify him to the extent and in the manner provided in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. Definitions. As used herein, the following terms are defined as follows:

            (a) Expenses. Attorneys' and accountants' fees and all the other costs, expenses and obligations actually and reasonably paid or incurred by or on behalf of Indemnitee in connection with investigating, defending, participating or being a witness in, or preparing to defend, participate or be a witness in any Proceeding or appeal therefrom.

            (b) Proceeding. Any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or investigative and whether formal or informal in which Indemnitee may hereafter become involved as a party, a witness, or otherwise, by reason of the fact that Indemnitee provides or will be providing consulting services to Perrigo under the Consulting Agreement.

         2. Indemnification. Subject to the terms and conditions of this Agreement, Perrigo hereby agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding, Perrigo shall indemnify Indemnitee to the fullest extent permitted by law and as provided in this Agreement, pursuant to the authorization of the Michigan Business Corporation Act, against any and all Expenses incurred with respect to such Proceeding and any judgments, fines, or


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penalties awarded or assessed in the final adjudications of such Proceedings or any amounts paid in settlement of such ("Indemnified Amounts"). Perrigo shall reimburse Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written demand is presented to Perrigo for any Indemnified Amounts paid or payable by Indemnitee.

         3. Condition Precedent to Indemnification. Indemnitee, as a condition precedent to indemnification under this Agreement, shall tender written notice to Perrigo as soon as practicable of any claims made against him for which indemnification will or likely will be sought under the terms of this Agreement. Notice to Perrigo shall be directed to the attention of the Chairman of the Board or General Counsel of Perrigo at its corporate offices in Allegan, Michigan. In addition, Indemnitee shall give Perrigo such information and provide such cooperation as may be reasonably necessary and requested by Perrigo.

         4. Consent of Perrigo. No settlement of a claim in any Proceeding shall be agreed to and no amounts payable in a settlement of a claim in any Proceeding for which indemnifications will be sought hereunder shall be paid by Indemnitee without Perrigo's written consent, which consent shall not be unreasonably withheld.

         5. Limitations on Indemnity. Perrigo shall not be liable under this Agreement to make any payment in connection with any Proceeding:

            (a) for which payment is made to or on behalf of Indemnitee under a valid and collectible insurance policy, except for any excess beyond the amount of payment under such insurance policy;

            (b) for which Indemnitee is indemnified by Perrigo otherwise than pursuant to this Agreement;

            (c) based upon or attributable to any intentional misconduct or a knowing violation of law by Indemnitee;

            (d) with respect to which a final judgment or other final adjudication of a court of competent jurisdiction establishes or determines that Indemnitee's actions or conduct was in bad faith and in opposition to the best interest of Perrigo or its shareholders;

            (e) with respect to which a final decision of a court of competent jurisdiction determines that indemnification of Indemnitee is not lawful under the circumstances.

            (f) for which payment of indemnification by Perrigo is otherwise prohibited by applicable law.


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         6. Payment of Costs and Expenses in Advance. If requested by
Indemnitee, and notwithstanding anything in this Agreement expressed or implied to the contrary, Perrigo shall pay (within fifteen (15) days of such written request) any and all Expenses incurred by Indemnitee in defending or investigating any claim in any Proceeding, in advance of the final disposition of such claim, upon the receipt of a written undertaking by Indemnitee to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to indemnification by Perrigo.

         7. Partial Indemnification. In the event Indemnitee is entitled to indemnification hereunder for a portion of the Expenses, or any Indemnified Amounts incurred by him in the investigation, defense, appeal or settlement of any claim in any Proceeding but not, however, for all of the total amount thereof, Perrigo shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         8. Subrogation. In the event of payment under this Agreement, Perrigo shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Perrigo effectively to bring suit or enforce such rights.

         9. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment order or settlement (whether with or without court approval), shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         10. Specific Determination of Entitlement to Indemnification. In the event Indemnitee is found liable to Perrigo as a result of any claim brought by or in the right of Perrigo in any Proceeding, whether and the extent to which Indemnitee is nevertheless entitled to indemnification under this Agreement shall be predicated on a determination that indemnification is appropriate in light of the circumstances of the case and applicable legal standards, which determination shall be made, at the option of Indemnitee, by: (a) majority vote of a committee of two (2) or more disinterested directors appointed by the Board of Directors; (b) independent legal counsel in a written opinion; or (c) the court in which the Proceeding was brought.

         11. Liability Insurance. To the extent Perrigo maintains an insurance policy or policies providing liability insurance for directors and officers, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage permitted to be extended to any consultant to Perrigo.


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         12. Scope of Agreement. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under any provision of Perrigo's Articles of Incorporation, Bylaws or the laws of the state of Michigan.

         13. Amendment, Termination and Waiver. This Agreement may be amended, modified or terminated and any of the terms and conditions herein may be waived only by the written consent of the parties hereto. The failure of any party at any time or times to require performance of any provisions contained herein shall in no manner affect the right of such party at any later time to enforce the same.

         14. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Indemnitee and his personal representatives, heirs and assigns, and Perrigo and its successors and assigns, including any direct or indirect successor of Perrigo by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Perrigo provided, however, that no assignment of any rights or delegation of obligations provided for herein may be made by either party without the express written consent of the other party. This Agreement shall continue in effect so long as Indemnitee is providing services to Perrigo under the Consulting Agreement and shall continue thereafter for a period terminating two (2) years following the duration of any applicable period of limitations for commencing any Proceeding.

         15. Severability. Any provision of this Agreement which may be prohibited by law, or otherwise held invalid by a court of competent jurisdiction, shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

         16. Governing Law. The parties hereto acknowledge and agree that this Agreement shall be governed by, construed and enforced in accordance with the laws, and in the courts, of the state of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       PERRIGO COMPANY


                                       By _____________________________

                                          Its _________________________


                                       INDEMNITEE


                                       --------------------------------
                                       F. Folsom Bell


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